                                                                     EXHIBIT 3.9

                            ARTICLES OF INCORPORATION

                                       of

                   LAKE CENTER INDUSTRIES TRANSPORTATION, INC.

         We, the undersigned, for the purpose of forming a corporation under and pursuant to the provisions of the Minnesota Business Corporation Act (being
Minnesota Statues, Sec. 301.01 to 301.61, inclusive, as amended) do hereby associate ourselves as a body corporate, and do hereby adopt the following
Articles of Incorporation:

                                ARTICLE I - Name

The name of this corporation shall be LAKE CENTER INDUSTRIES TRANSPORTATION,
INC.

                             ARTICLE II - Purposes

         This corporation shall have general business purposes. This corporation may acquire, hold, mortgage, pledge or dispose of the shares, bonds, securities and other evidences of indebtedness of its own or any other domestic or foreign corporation.

                             ARTICLE III - Duration

         Its duration shall be perpetual.

                         ARTICLE IV - Registered Office

         The location and post office address of its registered office in this state shall be 111 Market Street, Winona, Minnesota 55987.

                         ARTICLE V - Authorized Shares

         The total authorized number of par value shares of this corporation shall be twenty-five thousand (25,000) and the par value of each share shall be
One Dollar, ($1).

                          ARTICLE VI - Stated Capital

         The minimum amount of stated capital with which this corporation will begin business is One Thousand Dollars ($1,000.00).

                                                                               2

                            ARTICLE VII - Directors

         The names and post office addresses of the first directors are:

Charles E. Nieman                               5321 Upton Avenue South
                                                Minneapolis, Minnesota  55410

Flora J. Reagan                                 5124 Lincoln Drive,
                                                Edina, Minnesota  55436

Richard M. Bosard                               120 Groveland Avenue
                                                Minneapolis, Minnesota  55403

         Their terms of office shall be until the first annual meeting of the shareholders and until their successors are elected and qualified.

                          ARTICLE VIII - Incorporators

         The incorporators are the same persons as the first directors. The name and post office address of each of the incorporators are as set forth in Article
VII, and hereby are incorporated herein.

                              ARTICLE IX - By-Laws

         The Board of Directors may, by unanimous vote of all directors, make or alter the By-Laws of this corporation, subject to the power of the shareholders to change or repeal such By-Laws; provided that the board shall not make or alter any by-law fixing their number, qualifications, classifications or term of office.

         IN WITNESS WHEREOF, the said incorporators have signed these Articles of Incorporation this 8th day of February, 1971.

In the presence of

                                   /s/ Charles E. Nieman
                                   ---------------------------------------------
                                                 Charles E. Nieman

/s/ E. T. Kesler
--------------------------------

                                   /s/ Flora J. Reagan
                                   ---------------------------------------------
                                                   Flora J. Reagan

                                   /s/ Richard M. Bosard
                                   ---------------------------------------------
                                                  Richard M. Bosard

                                                                               3

STATE OF MINNESOTA   )
                     ) ss.
County of Hennepin   )

         On this 8th day of February, 1971, before me, a Notary Public within and for said county and state, personally appeared CHARLES E. NIEMAN, FLORA J.
REAGAN and RICHARD M. BOSARD, to me known to be the persons who are described in and who executed the foregoing instrument and acknowledged that they executed the same as their free act and deed.

(Notarial Seal)                    /s/ Carol Ann Fortner
                                   ---------------------------------------------
                                   CAROL ANN FORTNER
                                   Notary Public Hennepin County, Minn.
                                   My Commission Expires June 20, 1976